Exhibit (h)(4)

EXECUTION VERSION

PENNANTPARK FLOATING RATE CAPITAL LTD.

4,400,000 Shares of Common Stock

($.001 Par Value Per Share)

UNDERWRITING AGREEMENT

July 16, 2013

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

As Representatives of the Several Underwriters

c/o

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Company”), proposes to issue and sell an aggregate of 4,400,000 shares (the “Firm Shares”) of common stock, $.001 par value per share (the “Common Stock”), of the Company (the “Offering”). It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold by the Company to the several Underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Firm Shares. Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. shall act as joint book-running managers (the “Joint Book-Running Managers”).

In addition, solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 660,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-180084) relating to the Shares. The registration statement, as amended by the post-effective amendment No. 1, filed by the Company with the Commission on March 21, 2013, the post-effective amendment No. 2, filed by the Company with the Commission on May 13, 2013 and the post-effective amendment No. 3, filed by the Company with the Commission on July 3, 2013, and as it may have heretofore been amended subsequently at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the “Registration Statement.” The prospectus, dated as of July 5, 2013, included in the Registration Statement at the time it became effective on July 5, 2013 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated July 15, 2013 filed with the Commission pursuant to Rule 497 under the Act is hereinafter referred to as the “Pricing Prospectus Supplement” (and, together with the Base Prospectus, the “Pricing Prospectus”). The prospectus supplement to be filed with the Commission pursuant to Rule 497 after the Execution Time (as defined below) and to be used to confirm sales is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”); certain information relating to the pricing of the Shares omitted from the Pricing Prospectus that will be included in the Prospectus Supplement and set forth on Exhibit E hereto is hereinafter referred to as the “Pricing Information.” A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 was filed with the Commission on Form N-54A (File No. 814-00891) (the “Notification of Election”) on April 7, 2011 pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company has entered into an investment advisory management agreement, dated as of April 7, 2011, as amended and restated as of August 7, 2012 (as re-approved by the board of directors of the Company at a meeting on February 5, 2013) (the “Investment Advisory Agreement”), with PennantPark Investment Advisers, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of April 7, 2011 (as re-approved by the board of directors of the Company at a meeting on February 5, 2013) (the “Administration Agreement”), with PennantPark Investment Administration, LLC, a Delaware limited liability company (the “Administrator”).

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $14.0935 per Share (after deducting the underwriting discounts and commission of $0.10650 from the public offering price of $14.20). In addition, in connection with the sales of the Firm Shares, the Adviser agrees to pay to Morgan Stanley & Co. LLC, for the account of the Underwriters, $0.31950 per share (which represents underwriting commissions payable by the Adviser) (the “Adviser Sales Load Payment”) with respect to the Firm Shares. The Company is advised by you that the Underwriters intend initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. This option may be exercised by the Joint Book-Running Managers on behalf of the several Underwriters in whole or from time to time in part at any time (but not more than twice) on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor later than three business days after the date of such notice. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof. In addition, in connection with the sale of any Additional Shares, the Adviser agrees to make the per share Adviser Sales Load Payment with respect to such Additional Shares.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment of the Adviser Sales Load Payment with respect to the Firm Shares shall be made to Morgan Stanley & Co. LLC by wire transfer of immediately available funds to a bank account designated by Morgan Stanley & Co. LLC. Such payments and delivery shall be made at 10:00 A.M., New York City time, on July 19, 2013

(unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payments and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares and payment of the Adviser Sales Load Payment with respect to the Additional Shares shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, N.Y. 10004 at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Pricing Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Notification of Election was filed with the Commission on April 7, 2011 under the Investment Company Act; the Pricing Prospectus taken together with the Pricing Information, as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and at the time of purchase and any additional time of purchase, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, in all material respects with the applicable requirements of the Act and the Investment Company Act and the Prospectus (and any supplements thereto), as of the date it is first filed in accordance with Rule 497 and at the time of purchase and any additional time of purchase, will comply in all material respects with the applicable requirements of the Act and the Investment Company Act; the Registration Statement did not, when it became effective, does not and will not, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (and any supplements thereto) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company, the Adviser and the Administrator make no warranty or representation with respect to any statement or omission contained in the

Registration Statement, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Company expressly for use therein. No statement of a material fact included in the Prospectus has been omitted from the Pricing Prospectus, when considered together with the Pricing Information, and no statement of material fact included in the Pricing Prospectus, when considered together with the Pricing Information, that is required to be included in the Prospectus will be omitted therefrom; the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Pricing Prospectus and the Prospectus; any Road Show Materials (as defined below), when considered together with the Pricing Prospectus, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) as of the Execution Time, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pricing Prospectus and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As adjusted for the offering” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the additional time of purchase, to the issuance of the Additional Shares as well as the issuance of any shares pursuant to the Company’s dividend reinvestment plan); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition, results of operation or prospects of the Company and its subsidiary PennantPark Floating Rate Funding I, LLC (the “Subsidiary”) taken as a whole (a “Material Adverse Effect”);

(e) the Company has no subsidiary, other than the Subsidiary, that is a significant subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Act; the Company has no subsidiary (as defined in the Act) other than the Subsidiary; the Subsidiary has been duly organized, is validly existing as a Delaware limited liability company, is in good standing under the laws of the jurisdiction in which it was organized, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, as applicable; complete and correct copies of the articles of incorporation, certificate of formation, certificate of limited partnership, limited liability company operating agreement, limited partnership agreement and bylaws, as applicable, of each of the Company and the Subsidiary, and all amendments thereto through the date hereof, have been delivered to you; the Company owns all of the outstanding equity interests of the Subsidiary free and clear of any liens, charges or encumbrances in favor of any third parties. The Subsidiary does not employ any persons;

(f) the Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(g) the Shares have been duly authorized and, when issued and delivered against payment therefor by you as provided herein, will be validly issued, fully paid and non-assessable and free of any preemptive rights or similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Select Market; and, except as set forth in the Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(i) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their terms, provided, however, that each of the Company, Adviser and Administrator makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(j) neither the Company nor the Subsidiary is (i) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or the Subsidiary, as applicable, or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the charter, by-laws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the Offering or any transaction contemplated by this Agreement or the Pricing Prospectus;

(k) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby other than registration of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”);

(l) except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

(m) each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such consent would not have a Material Adverse Effect; neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements, leases or documents of a character required to be described in the Pricing Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o) except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, there are no legal actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiary, or any of their respective directors, managing members or officers is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiary, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(p) KPMG LLP, whose report on the statement of assets and liabilities of the Company is filed with the Commission as part of the Prospectus, is an independent registered public accounting firm as required by the Act;

(q) the financial statements of the Company included in the Pricing Prospectus, the Prospectus and the Registration Statement, together with the related notes, present fairly the financial position and results of operations of the Company as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made (except, in each case, as may be permitted by the rules and regulations of the Commission); and the selected financial information included in the Registration Statement, Pricing Prospectus and Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Pricing Prospectus, the Prospectus and the Registration Statement that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Pricing Prospectus, the Prospectus and the Registration Statement; and all disclosures contained in the Pricing Prospectus, the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(r) subsequent to the date of the Registration Statement, the Pricing Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiary;

(s) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto;

(t) each of the Company and the Subsidiary is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company” and is not an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(u) each of the Company and the Subsidiary owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Prospectus and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor the Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(v) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(w) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(y) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares in a manner inconsistent with or impermissible under the Exchange Act;

(aa) the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement, Pricing Prospectus and the Prospectus;

(cc) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder;

(dd) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(ee) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(ff) the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the best of the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; all required action has or will have been taken by the Company under the Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies;

(gg) the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 9(a)(2) hereof with Section 17(i) of the Investment Company Act;

(hh) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(ii) (i) each of the Company and the Subsidiary has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(jj) the operations of the Company and the Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirement of the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiary conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or the Subsidiary, threatened;

(kk) neither the Company, any director, officer or employee of the Company nor, to the knowledge of the Company, any affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder any other applicable anti-corruption laws; and

(ll) neither the Company, any director, officer or employee of the Company nor, to the knowledge of the Company, any affiliate or agent of the Company is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of or with any person or entity, or in any country or territory that, at the time of such financing is the subject of any sanctions administered by OFAC.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby to each Underwriter.

4. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters that:

(a) each of the Adviser and the Administrator has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser/Administrator Material Adverse Effect”);

(b) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser and the Administrator, threatened to which either the Adviser or the Administrator or any of their officers, partners or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser or the Administrator, as the case may be (A) have, individually or in the aggregate, an Adviser/Administrator Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(d) neither the Adviser nor the Administrator is (i) in violation of its limited liability company operating agreement or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such contravention would not have an Adviser/Administrator Material Adverse Effect; and the execution, delivery and performance of this Agreement, and with respect to the Adviser only, the Investment Advisory Agreement, and with respect to the Administrator only, the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not (i) violate the limited liability company operating agreement of the Adviser or the Administrator, as applicable, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such contravention would not have a Adviser/Administrator Material Adverse Effect;

(e) the execution, delivery and performance of this Agreement, and with respect to the Adviser only, the Investment Advisory Agreement, and with respect to the Administrator only, the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its limited liability company operating agreement, (ii) other organizational documents of the Adviser or the Administrator, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (iii) and (iv), to the extent that any such contravention would not have an Adviser/Administrator Material Adverse Effect;

(f) this Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, provided, however, that each of the Adviser and Administrator makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(g) the description of the Adviser and the Administrator contained in the Pricing Prospectus, the Prospectus and the Registration Statement is true, accurate and complete in all material respects;

(h) each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement and, with respect to the Adviser only, the Investment Advisory Agreement and, with respect to the Administrator only, the Administration Agreement;

(i) subsequent to the date of the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser or the Administrator, or that would otherwise prevent the Adviser or the Administrator from carrying out its respective obligations under the Investment Advisory Agreement or the Administration Agreement, as appropriate;

(j) each of the Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not have an Adviser/Administrator Material Adverse Effect; neither the Adviser or the Administrator is in violation of, or in default under, nor has the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect;

(k) neither the Adviser, the Administrator, nor, to the knowledge of the Adviser or the Administrator, any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(l) the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not have an Adviser/Administrator Material Adverse Effect;

(m) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(n) the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o) neither the Adviser nor, to the knowledge of the Adviser, any director, officer, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and

(p) neither the Adviser, any director, officer or employee of the Adviser nor, to the knowledge of the Adviser, any affiliate or agent of the Adviser is currently the subject of any sanctions administered by OFAC; and the Adviser will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of or with any person or entity, or in any country or territory that, at the time of such financing is the subject of any sanctions administered by OFAC.

5. Certain Covenants of the Company, the Adviser and the Administrator. The Company agrees, and the Adviser and the Administrator, jointly and severally, agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters as soon as reasonably practicable after the Registration Statement becomes effective and thereafter from time to time furnish to the Underwriters, as many copies of the Pricing Prospectus and the Prospectus (or of the Pricing Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Pricing Prospectus) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) that if, at the time of this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, and, if requested, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing (unless such filing is required to maintain compliance with the Act or the Investment Company Act), and to file with the Commission within the applicable period specified in Rule 497(h) under the Act any prospectus required to be filed pursuant to such Rule;

(e) to furnish to the Joint Book-Running Managers a copy of all promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Shares (the “Road Show Materials”) and not to use or refer to any such materials to which the Joint Book-Running Managers reasonably object;

(f) to furnish to you and to each of the other Underwriters, only to the extent not otherwise available on the Commission’s EDGAR system, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed or quoted and (iv) such other information as you may reasonably request regarding the Company;

(g) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof; provided, however, that this requirement to furnish any such information shall be subject to compliance with applicable law;

(h) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(i) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Pricing Prospectus (prior to availability of the Prospectus), or the Prospectus then being used so that the Pricing Prospectus, together with the Pricing Information (prior to availability of the Prospectus), or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such Pricing Prospectus (prior to availability of the Prospectus), or Prospectus as may be necessary to reflect any such change;

(j) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(k) the Company will promptly deliver to each Underwriter and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith;

(l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus;

(m) the Company will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n) that the Company will use its best efforts to maintain its qualification and election as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, the Company may elect not to be so treated;

(o) to pay all costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including (i) the preparation and filing of the Registration Statement, the Pricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the Pricing Prospectus and Prospectus to the Underwriters and to

dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any quotation of the Shares on the Nasdaq Global Select Market, (v) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) attending or hosting meetings with prospective purchasers of the Shares, including all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection therewith; (vii) the fees and disbursements of any transfer agent or registrar for the Shares, and (viii) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(o). It is understood, however, that except as provided in this Section, Section 8 and Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable in respect of any of the Shares and any advertising expenses connected with any offers they may make. It is further understood that, in accordance with Rule 5110(f)(2)(D) of the Corporate Financing Rule of FINRA, in the event this Agreement is terminated, the Underwriters will be reimbursed, subject to Section 8, only for actual accountable out-of-pocket expenses which they have incurred in connection with the transactions contemplated by this Agreement;

(p) that the Company shall not, and shall cause its Subsidiary not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Morgan Stanley & Co. LLC which may not be unreasonably withheld. The foregoing sentence shall not apply to (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of the Lock-Up Agreement, (C) disposition to any trust for the direct or indirect benefit of the applicable party to a Lock-Up Agreement and/or the immediate family of such party, provided that such trust agrees in writing to be bound by the terms of the applicable Lock-Up Agreement, or (D) any issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA Rule 2711(f)(4), if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Morgan Stanley & Co. LLC waives, in writing, such extension; and

(q) to use its best efforts to cause the Shares to be duly authorized for listing on the Nasdaq Global Select Market prior to the date the Shares are issued.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dechert LLP, outside counsel for the Company, the Adviser and the Administrator addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be set forth in the form of Exhibit B hereto. The opinion of Dechert LLP described in this Section 6(a) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(b) You shall have received an opinion of Venable LLP, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, set forth in the form of Exhibit C hereto. The opinion of Venable LLP described in this Section 6(b) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(c) You shall have received from KPMG LLP letters dated, respectively, the Execution Time, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Joint Book-Running Managers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect the sale of the Shares and other related matters as the Underwriters may require.

(e) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiary or the Adviser, taken as a whole, shall occur or become known.

(g) Each of the Company, the Adviser and the Administrator will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer in the form attached as Exhibit D-1 hereto.

(h) The Company will, at the Execution Time, deliver to you a certificate of its Chief Financial Officer in the form attached as Exhibit D-2 hereto.

(i) You shall have received signed Lock-up Agreements referred to in Section 3(s) hereof.

(j) Morgan Stanley & Co. LLC shall have received the Adviser Sales Load Payment with respect to the Firm Shares and, if applicable, the Additional Shares, from the Adviser.

(k) The Shares shall have been approved for quotation on the Nasdaq Global Select Market, subject only to notice of issuance at or prior to the time of purchase and the additional time of purchase, as the case may be.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of any of the Joint Book-Running Managers, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company or the Adviser, taken as a whole, which would, in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, Pricing Prospectus and the Prospectus.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 9) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) (1) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Act that is involved in the Offering, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus (as amended or supplemented by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

(2) The Adviser and the Administrator, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 9 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus, any Road Show Materials or the Prospectus (as amended or supplemented by the Company) regarding the Adviser or the Administrator or arising out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus, any Road Show Materials or the Prospectus or necessary to make the statements made therein not misleading or (y) any untrue statement or alleged untrue statement made by the Adviser or the Administrator in Section 4 hereof.

(3) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, the Adviser or the Administrator, as appropriate, pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company, the Adviser or the Administrator, as appropriate, in writing of the institution of such Proceeding and the Company, the Adviser or the Administrator, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or the Administrator, as appropriate, shall not relieve the Company, the Adviser or the Administrator, as appropriate, from any liability which the Company, the Adviser or the Administrator, as appropriate, may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or the Administrator, as appropriate, in connection with the defense of such Proceeding or the Company, the Adviser or the Administrator, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or the Administrator, as appropriate, (in which case the Company, the Adviser or the Administrator, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Adviser or the Administrator, as appropriate, and paid as incurred (it being understood, however, that the Company, the Adviser or the Administrator, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Each of the Company, the Adviser or the Administrator, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Adviser or the Administrator, as appropriate, the Company, the Adviser or the Administrator, as appropriate, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their directors, partners and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser or the Administrator, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus together with the Pricing Information, or the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information or the Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, the Adviser or the Administrator, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser or the Administrator, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser or the Administrator, or any such person or otherwise. The Company, the Adviser or the Administrator, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or the Administrator, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company net of the Adviser Sales Load Payment and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any affiliate of any Underwriter within the meaning of Rule 405 under the Act that is involved in the Offering, or any successors or assigns of all of the foregoing persons, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Adviser, the Administrator and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser or the Administrator, against any of the Company’s officers or directors, the Adviser and the Administrator or their partners or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Pricing Prospectus or the Prospectus.

10. Information Furnished by the Underwriters. The Company acknowledges that (i) the statements regarding delivery of the Firm Shares set forth in the last paragraph of the cover page and in the second and third paragraphs under the heading “Underwriting,” (ii) the names of the underwriters set forth in the table following the first paragraph under the heading “Underwriting,” (iii) the sentences relating to concessions, and (iv) the sentences related to stabilization and syndicate covering transactions in the Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Pricing Prospectus and the Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY, 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Attention: Equity Syndicate Desk, Fax: 212-622-8358 and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, New York 10019 and a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, attention of Paul Tropp, Esq.; and, if to the Company, the Adviser or the Administrator shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 590 Madison Avenue, 15th Floor, New York, NY 10022, facsimile no. (212) 905-1075, Attention: Arthur Penn.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, the Adviser and the Administrator consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Joint Book-Running Managers or any indemnified party. Each of the Joint Book-Running Managers, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser and the Administrator, as appropriate, is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s and the Administrator’s and any of the Underwriters’ respective businesses and/or assets.

17. Acknowledgement. Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) the sale through the Underwriters of any Shares pursuant to this Agreement, including the determination of the price of the Shares and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transactions each Underwriter will act solely as an agent and not as a fiduciary of the Company, the Adviser or the Administrator, or any of their respective stockholders, members, creditors or employees, or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering of Shares contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters) and no Underwriter will have any obligation to the Company, the Adviser or the Administrator with respect to the offering of Shares except the obligations expressly set forth herein, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Adviser and the Administrator and (v) no Underwriter has provided and will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and each of the Company, the Adviser and the Administrator has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK INVESTMENT ADVISERS, LLC

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK INVESTMENT ADMINISTRATION, LLC

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written:

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Katerina Pergola
	Name:	Katerina Pergola
	Title:	Vice President

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Ray Craig
	Name:	Ray Craig
	Title:	Managing Director

By:	KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
	Name:	Allen G. Laufenberg
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares

Morgan Stanley & Co. LLC	2,261,248
J.P. Morgan Securities LLC	624,756
Keefe, Bruyette & Woods, Inc.	615,956
Janney Montgomery Scott LLC	313,940
JMP Securities LLC	337,700
Ladenburg Thalmann & Co. Inc.	123,200
Maxim Group LLC	123,200

Total	4,400,000

Exhibit A

PennantPark Floating Rate Capital Ltd.

Common Stock

($.001 Par Value Per Share)

July 15, 2013

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

As Representatives of the Several Underwriters

c/o

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among PennantPark Floating Rate Capital Ltd. (the “Company”), PennantPark Investment Advisers, LLC and PennantPark Investment Administration, LLC and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., with respect to the public offering (the “Offering”) of Common Stock, par value $.001 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date hereof until the end of a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of Morgan Stanley & Co. LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that from the date hereof until the end of a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Morgan Stanley & Co. LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the 90 day lock-up period, or (ii) prior to the expiration of the 90 day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90 day lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from his, her or its obligations hereunder.

Yours very truly,

Name:

Exhibit A-1

List of Persons or Entities Affiliated with the Company, the Adviser and the Administrator

1.	PennantPark Investment Advisers, LLC

2.	PennantPark Investment Administration, LLC

3.	Arthur H. Penn

4.	Adam K. Bernstein

5.	Marshall Brozost

6.	Jeffrey Flug

7.	Samuel L. Katz

8.	Aviv Efrat

9.	Salvatore Giannetti, III

10.	P. Whitridge Williams, Jr.

11.	Guy Talarico

12.	Jose A. Briones

Exhibit B

Form of Opinion of Dechert LLP

Exhibit C

Form of Opinion of Venable LLP

Exhibit D-1

Form of Certificate Required by Section 6(g)

1.	I have reviewed the Registration Statement, the Pricing Prospectus and the Prospectus.

2.	The representations and warranties of each of the Company, the Adviser and the Administrator as set forth in the Underwriting Agreement are true and correct as of the time of purchase.

3.	Each of the Company, the Adviser and the Administrator has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase.

4.	The conditions set forth in paragraphs (e) and (f) of Section 6 of the Underwriting Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company as of the date presented in the Registration Statement, the Pricing Prospectus and the Prospectus, as appropriate.

Exhibit D-2

Form of Certificate Required by Section 6(h)

I, Aviv Efrat, do hereby certify that I am Chief Financial Officer and Treasurer of PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Company”), and, in my capacity as such, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters and pursuant to meetings I have had with representatives of the Underwriters at which certain financial and accounting matters of the Company were discussed, do hereby certify that:

1.	I am providing this certificate in connection with the offering (the “Offering”) by the Company of 4,400,000 shares of its common stock, par value $0.001 per share (the “Shares”) pursuant to an underwriting agreement, dated July 16, 2013, by and among the Company, PennantPark Investment Advisers, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), PennantPark Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), and the Representatives (the “Underwriting Agreement”) as described in the Preliminary Prospectus Supplement, dated July 15, 2013 relating to the Shares.

2.	I am the principal financial officer of the Company and I am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries.

3.	The estimated financial information of the Company contained in the attached Exhibit A, which is included in the Prospectus Supplement represents a good faith estimate of the financial information presented based on the most recently available records of the Company and all other information available to the Company concerning its portfolio and represents a reasonable range for each estimated financial item.

4.	Nothing has come to my attention that caused me to believe that the information contained in the attached Exhibit A (1) is not stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company for the year ended September 30, 2012 included in the Prospectus (except for any adjustments which may arise in the future as part of the audit process) or substantially consistent with how the Company expects to present its unaudited interim financial results for the three and nine months ending June 30, 2013 and (2) does not represent the Company’s current expectations for financial information the Company expects to report as part of its quarterly report on Form 10-Q for the quarter ended June 30, 2013.

Capitalized terms used herein, but not otherwise defined herein, have the same respective meanings in this certificate as in the Underwriting Agreement.

Exhibit E

Pricing Information

Public Offering Price:	$14.20
Number of Firm Shares:	4,400,000
Number of Additional Shares:	660,000